EXHIBIT 29


                       Executive Officers and Directors
                                      of
                     The Equitable Companies Incorporated


               The names of the Directors and the names and titles of the Executive Officers of The Equitable Companies Incorporated ("EQ") and their business addresses and principal occupations are set forth below. If no is address given, the Director's or Executive Officer's business address is that of EQ at 787 Seventh Avenue, New York, New York 10019. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to EQ and each individual is a United States citizen.


  Name, Business Address             Present Principal Occupation
  ----------------------             ----------------------------

* Claude Bebear                      Chairman of the Board; Chairman and
  AXA                                Chief Executive Officer, AXA
  23, avenue Matignon
  75008 Paris, France

* James M. Benson                    Senior Executive Vice President and Chief
                                     Operating Officer; President and Chief
                                     Executive Officer, The Equitable Life
                                     Assurance Society of the United States

* Henrie de Castries (1)             Vice Chairman of the Board; Executive
  AXA                                Vice President Financial Services and Life
  23, avenue Matignon                Insurance Activities (outside of France),
  75008 Paris, France                AXA

* John S. Chalsty                    Chairman and Chief Executive Officer,
  Donaldson, Lufkin & Jenrette, Inc. Donaldson, Lufkin & Jenrette, Inc. 277 Park Avenue
  New York, NY 10172

  Jerry M. de St. Paer               Senior Executive Vice President and
                                     Chief Financial Officer; Executive Vice
                                     President, The Equitable Life Assurance
                                     Society of the United States

* Joseph L. Dionne                   Chairman and Chief Executive Officer,
  The McGraw Hill Companies          The McGraw Hill Companies (publishing)
  1221 Avenue of the Americas
  New York, NY 10020

* William T. Esrey                   Chairman of the Board and Chief
  Sprint Corporation                 Executive Officer, The Sprint Corporation
  P.O. Box 11315                     (telecommunications)
  Kansas City, MO  64112

* Jean-Rene Fourtou (1)              Chairman and Chief Executive Officer,
  Rhone-Poulenc S.A.                 Rhone-Poulenc S.A. (industry)
  25 quai Paul Doumer
  92408 Courbevoie
  France

  Robert E. Garber                   Executive Vice President and General
                                     Counsel

* Donald J. Greene                   Partner, LeBoeuf, Lamb, Greene &
  LeBoeuf, Lamb, Green & MacRae      MacRae (law firm)
  125 West 55th Street
  New York, NY  10019

* Anthony Hamilton (2)               Group Chairman and Chief Executive
  25 Wilson Street                   Officer, Fox-Pitt, Kelton Group Limited
  London, England EC2M 2SJ           (Finance)

* John T. Hartley                    Retired Chairman and Chief Executive
  Harris Corporation                 Officer, Harris Corporation (manufacturer
  1025 Nasa Boulevard                of electronic, telephone and copying
  Melbourne, FL  32919               systems)

* John H.F. Haskell, Jr.             Director and Managing Director, Dillon,
  Dillon, Read & Co., Inc.           Read & Co., Inc. (investment banking
  535 Madison Avenue                 firm)
  New York, NY  10028

* W. Edwin Jarmain (3)               President, Jarmain Group Inc. (private
  Jarmain Group Inc.                 investment holding company)
  95 Wellington Street West
  Suite 805
  Toronto, Ontario M5J 2N7
  Canada

* Winthrop Knowlton                  Chairman, Knowlton Brothers, Inc.
  Knowlton Brothers, Inc.            (private investment firm); President and
  530 Fifth Avenue                   Chief Executive Officer, Knowlton
  New York, NY  10036                Associates, Inc. (consulting firm)

* Arthur L. Liman                    Partner, Paul, Weiss, Rifkind, Wharton &
  Paul, Weiss, Rifkind, Wharton &    Garrison (law firm)
     Garrison
  1285 Avenue of the Americas
  New York, NY  10019

  Joanne T. Marren                   Senior Vice President and Deputy General
                                     Counsel

  William T. McCaffrey               Executive Vice President and Chief
                                     Administrative Officer; Senior Executive
                                     Vice President and Chief Operating
                                     Officer, The Equitable Life Assurance
                                     Society of the United States

* Joseph J. Melone                   Chief Executive Officer and President;
                                     Chairman of the Board, The Equitable
                                     Life Assurance Society of the United
                                     States

  Peter D. Noris                     Executive Vice President and Chief
                                     Investment Officer; Executive Vice
                                     President and Chief Investment Oficer,
                                     The Equitable Life Assurance Society of
                                     the United States

* Didier Pineau-Valencienne          Chairman and Chief Operating Officer
  64-70, avenue Jean Baptise Clement Schneider S.A. (electric equipment) 92646 Boulogne Cedex, France

* George J. Sella, Jr.               Retired Chairman, President and Chief
  American Cyanamid Company          Executive Officer, American Cyanamid
  P.O. Box 3017                      Company (manufacturer pharmaceutical
  Newton, NJ  07860                  products and agricultural products)

  Jose Suquet                        Executive Vice President; Executive Vice
                                     President and Chief Agency Officer; The
                                     Equitable Life Assurance Society of the
                                     United States

  Stanley B. Tulin                   Executive Vice President; Senior
                                     Executive Vice President and Chief
                                     Financial Officer, The Equitable
                                     Companies Incorporated

* Dave H. Williams                   Chairman and Chief Executive Officer,
  Alliance Capital                   Alliance Capital Management Corp.
  Management Corporation             (investment company)
  1345 Avenue of the Americas
  New York, NY  10105
_______________________________
*     Director

____________
(1)   Citizen of the Republic of France
(2)   Citizen of United Kingdom
(3)   Citizen of Canada